UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Encore Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-3100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 10, 2012, Encore Bancshares, Inc. (the “Company”) held a special meeting of its shareholders with respect to certain proposals relating to the Agreement and Plan of Merger, dated as of March 5, 2012, by and among the Company, Cadence Bancorp, LLC (“Cadence”) and EMS Sub I, Inc. (the “Merger Agreement”), pursuant to which EMS Sub I, Inc. will merge with and into the Company, with the Company continuing thereafter as a wholly owned subsidiary of Cadence (the “Merger”).

A description of the votes of the Company’s shareholders who were present in person or by proxy at the special meeting on each of the proposals is set forth below.

1.             Proposal for approval of the Merger Agreement and the transactions contemplated thereby (including the Merger)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,416,625	11,511	16,840	0

2.             Proposal for approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,132,416	227,445	85,115	0

3.             Proposal for approval of the adjournment of the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,163,089	281,887	0	0

Each of the foregoing proposals is described in the Company’s proxy statement dated as of April 12, 2012 and filed with the Securities and Exchange Commission.

Item 8.01         Other Events.

On May 10, 2012, the Company issued a press release announcing that the Company’s shareholders approved the Merger Agreement at the special meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

ENCORE BANCSHARES, INC.

Dated: May 14, 2012	By:	/s/ James S. D'Agostino, Jr.
James S. D’Agostino, Jr. Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 10, 2012